EXHIBIT 10.23

General Electric Capital Business	EXECUTION COPY
Asset Funding Corporation
Loan No. 050-0010706-001

IMPORTANT NOTICE: THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.

COGNOVIT PROMISSORY NOTE

(1041-1043 Cannons Court, Woodbridge, Prince William County, Virginia)

$2,125,000.00	December 4, 2002

FOR VALUE RECEIVED, REMODELERS CREDIT CORPORATION, a Delaware corporation (“Borrower”), promises to pay to the order of GENERAL ELECTRIC CAPITAL BUSINESS ASSET FUNDING CORPORATION (“Payee”; Payee and any subsequent holder of this Note being referred to herein as “Holder”) at Payee’s office at 10900 NE 4th Street, Suite 500, Bellevue, Washington 98004, attention: Real Estate Department, or at such other address as Holder may from time to time designate in writing, the principal sum of Two Million One Hundred Twenty-Five Thousand and no hundredths Dollars ($2,125,000.00) together with interest from the date the proceeds of the loan (the “Loan”) evidenced by this Promissory Note (this “Note”) are initially disbursed (including, without limitation, disbursement into an escrow for the benefit of Borrower) until maturity on the principal balance from time to time remaining unpaid hereon at the rate of seven and twenty-five hundredths percent (7.25%) per annum (computed on the basis of a 360-day year consisting of twelve (12) consecutive thirty (30)-day months) in installments as follows: (i) interest only in advance at the rate of $427.95 per day shall be due and payable on the date the proceeds of the Loan are initially disbursed to or for the benefit of Borrower for the period from the date of such disbursement to and including the last day of the month during which such disbursement occurs, and (ii) one-hundred and seventy-nine (179) installments of principal and interest in the amount of $19,398.34 each shall be payable commencing on the first day of the second month following the month in which funds are advanced and continuing on the first day of each and every succeeding month until January 1, 2018 (“Maturity”), at which time all then unpaid principal and interest hereon shall be due and payable.

If any payment shall not be received by Holder within ten (10) days after its due date, Borrower shall pay an additional charge equal to five percent (5.00%) of the delinquent payment or the highest additional charge permitted by law, whichever is less.

Upon not less than fifteen (15) days’ advance written notice to Holder and upon payment of a prepayment premium as set forth below (the “Prepayment Premium”), Borrower shall have the right to prepay all, but not less than all, of the outstanding balance of this Note on any regularly scheduled principal and interest payment date. The “Prepayment Premium” shall be equal to the sum of the Base Premium (defined below) and the Variable Premium (defined below).

The “Base Premium” shall be determined by multiplying the following described applicable base premium factor (the “Base Premium Factor”) by the principal balance to be prepaid. The “Variable Premium” shall be determined by (i) calculating the decrease (expressed in basis points) in the current weekly average yield of ten (10)-year U.S. Dollar Interest Rate Swaps as published in Federal Reserve Statistical Release H.15 (519) (the “Index”) from Friday, September 20, 2002, to the Friday immediately preceding the week in which the prepayment is made, (11) dividing the decrease by 100, (iii) multiplying the result by the following described applicable variable premium factor (the “Variable Premium Factor”), and (iv) multiplying the product by the principal balance to be prepaid. If the Index is unchanged or has increased from Friday, September 20, 2002, to the Friday immediately preceding the prepayment date, the Variable Premium Factor shall be equal to Zero Dollars ($0.00). The Base Premium Factor and the Variable Premium Factor shall be the amounts shown on the following chart for the month in which prepayment occurs:

No. Mos. Remaining	Years Remaining	Base Premium Factor	Variable Premium Factor
180—169	15.05		0.073
168—157	14.04		0.069
156—145	13.03		0.064
144—133	12.02		0.059
132—121	11	0	0.054
120—109	10	0	0.049
108—97	9	0	0.044
96—85	8	0	0.039
84—73	7	0	0.035
72—61	6	0	0.030
60—49	5	0	0.025
48—37	4	0	0.020
36—25	3	0	0.015
24—13	2	0	0.010
12—1	1	0	0.005

If the Federal Reserve Board ceases to publish Statistical Release H.15 [519], then the decrease in the weekly average yield of ten (10)-year U.S. Dollar Interest Rate Swaps will be determined from another source designated by Holder.

If Holder at any time accelerates this Note after an Event of Default (defined below), then Borrower shall be obligated to pay the Prepayment Premium in accordance with the foregoing schedule. The Prepayment Premium shall not be payable in the case of an assumption of the Loan (if permitted by Holder pursuant to the terms of the Security Instrument (as hereinafter defined)), nor with respect to condemnation awards or insurance proceeds from fire or other casualty which Holder applies to prepayment, nor with respect to acceleration of the indebtedness as a result of condemnation or casualty, nor with respect to Borrower’s prepayment of the Note in full during the last three (3) months of the term of this Note unless an Event of Default has occurred and is continuing. Borrower expressly acknowledges that such Prepayment Premium is not a penalty but is intended solely to compensate Holder for the loss of its bargain and the reimbursement of internal expenses and administrative fees and expenses incurred by Holder.

Holder shall have full recourse against Borrower for all sums due under this Note and for all the representations, warranties, indemnities and covenants in the Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing (“Security Instrument”) covering the property (the “Property”) securing this Note and all other documents executed or delivered in connection herewith (the “Loan Documents”).

Each of the following shall constitute an Event of Default (“Event of Default”) hereunder and under the Security Instrument:

(a) Failure of Holder to receive any payment of principal, interest, or Prepayment Premium upon this Note when due, and such failure shall continue for ten (10) days after written notice is given by Holder to Borrower of the same; or

(b) Failure of Borrower to observe or perform any other obligation under any Loan Document (other than this Note) when such observance or performance is due, and such failure shall continue beyond the applicable cure period set forth in such Loan Document, or if the default cannot be cured within such applicable cure period, Borrower fails within such time to commence and pursue curative action with reasonable diligence or fails at any time after expiration of such applicable cure period to continue with reasonable diligence all necessary curative actions.

Upon the occurrence of any Event of Default, Holder shall have the option to declare the entire amount of principal and interest due under this Note immediately due and payable without notice or demand, and Holder may exercise any of its rights under this Note and any document executed or delivered herewith. After acceleration or maturity, Borrower shall pay interest on the outstanding principal balance of this Note at the rate of five percent (5.00%) per annum. above Wall Street Journal’s prime interest rate in effect from time to time, or fifteen percent (15.00%) per annum, whichever is higher, provided that such interest rate shall not exceed the maximum interest rate permitted by law (the “Default Rate”).

All payments of the principal and interest on this Note shall be made in coin or currency of the United States of America which at the time shall be the legal tender for the payment of public and private debts.

If this Note is placed in the hands of an attorney for collection, Borrower shall pay reasonable attorneys’ fees and costs incurred by Holder in connection therewith, and in the event suit or action is instituted to enforce or interpret this Note (including without limitation efforts to modify or vacate any automatic stay or injunction), the prevailing party shall be entitled to recover all expenses reasonably incurred at, before or after trial and on appeal, whether or not taxable as costs, or in any bankruptcy proceeding, or in connection with post-judgment collection efforts, including, without limitation, reasonable attorneys’ fees, witness fees (expert and otherwise), deposition costs, copying charges and other expenses.

This Note shall be governed and construed in accordance with the laws of the Commonwealth of Virginia applicable to contracts made and to be performed therein (excluding choice-of-law principles), Borrower hereby irrevocably submit, to the Jurisdiction of any state or federal court sitting in Virginia in any action or proceeding brought to enforce or otherwise arising out of or relating to this Note, and hereby waives any objection to venue in any such court and any claim that such forum is an inconvenient forum.

This Note is given in a commercial transaction for business purposes.

This Note may be declared due prior to its expressed maturity date, all in the events, on the terms, and in the manner provided for in the Security Instrument.

Borrower and all sureties, endorsers, guarantors and other parties now or hereafter liable for the payment of this Note, in whole or in part, hereby severally (i) waive demand, notice of demand, presentment for payment, notice of nonpayment, notice of default, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices except those for which the Loan Documents expressly, provide, and further waive diligence in collecting this Note or in enforcing any of the security for this Note; (ii) agree to any substitution, subordination, exchange or release of any security for this Note or the release of any party primarily or secondarily liable for the payment of this Note; (iii) agree that Holder shall not be required to first institute suit or exhaust its remedies hereon against Borrower or others liable or to become liable for the payment of this Note or to enforce its rights against any security for the payment of this Note; and (iv) consent to any extension of time for the payment of this Note, or any installment hereof, made by agreement by Holder with any person now or hereafter liable for the payment of this Note, even if Borrower is not a party to such agreement.

Borrower authorizes Holder or its agent to insert in the spaces provided herein the appropriate interest rate and the payment amounts as of the date of the initial advance hereunder.

All agreements between Borrower and Holder, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the final maturity of this Note or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to Holder exceed the maximum amount permissible under the applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to Holder in excess of the maximum amount permissible under applicable law, the interest payable to Holder shall be reduced to the maximum amount permissible under applicable law; and if from any circumstance Holder shall ever receive anything of value deemed interest by applicable law, in excess of the maximum amount permissible under applicable law, an amount equal to the excessive interest shall be applied to the outstanding principal balance hereof, or if such excessive amount of interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to Borrower. All interest paid or agreed to be paid to Holder shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period (including any renewal or extension) until payment in full of the principal so that the interest, hereon for such full period shall not exceed the maximum amount permissible under applicable law. Holder expressly disavows any intent to contract for, charge or receive interest in an amount which exceeds the maximum amount permissible under applicable law. This paragraph shall control all agreements between Borrower and Holder.

WAIVER OF JURY TRIAL. BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTELLIGENTLY WAIVES,, ANY AND ALL RIGHTS THAT EACH PARTY TO THIS NOTE MAY NOW OR HEREAFTER HAVE UNDER THE LAWS OF THE UNITED STATES OF AMERICA OR THE COMMONWEALTH OF VIRGINIA, TO A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING DIRECTLY OR INDIRECTLY IN ANY ACTION OR PROCEEDING RELATING TO THIS NOTE, THE LOAN DOCUMENTS OR ANY TRANSACTIONS CONTEMPLATED THEREBY OR RELATED THERETO. IT IS INTENDED THAT THIS WAIVER SHALL APPLY TO ANY AND ALL DEFENSES, RIGHTS, CLAIMS AND/OR COUNTERCLAIMS IN ANY SUCH ACTION OR PROCEEDING.

BORROWER UNDERSTANDS THAT THIS WAIVER IS A WAIVER OF A CONSTITUTIONAL SAFEGUARD, AND EACH PARTY INDIVIDUALLY BELIEVES THAT THERE ARE SUFFICIENT ALTERNATE PROCEDURAL AND SUBSTANTIVE SAFEGUARDS, INCLUDING, A TRIAL BY AN IMPARTIAL JUDGE, THAT ADEQUATELY OFFSET THE WAIVER CONTAINED HEREIN.

UPON THE OCCURRENCE OF AN EVENT OF DEFAULT HEREUNDER OR UNDER THE DEED OF TRUST, HOLDER MAY CONFESS JUDGMENT AGAINST BORROWER AS PROVIDED HEREIN. FOR THE PURPOSE OF OBTAINING POSSESSION OF THE PROPERTY UPON THE OCCURRENCE OF ANY EVENT OF DEFAULT HEREUNDER, BORROWER HEREBY AUTHORIZES AND EMPOWERS THE CLERK OF ANY COURT OF RECORD IN THE COMMONWEALTH OF VIRGINIA, INCLUDING BUT NOT LIMITED TO THE CLERK OF THE CIRCUIT COURT FOR THE COUNTY OF PRINCE WILLIAM TO ENTER JUDGMENT BY CONFESSION AGAINST BORROWER IN FAVOR OF HOLDER FOR THE FULL AMOUNT OF THE INDEBTEDNESS EVIDENCED BY THIS NOTE AND SECURED BY THE DEED OF TRUST, EXPRESSLY WAIVING SUMMONS AND OTHER PROCESS, AND DOES HEREBY CONSENT TO THE IMMEDIATE EXECUTION OF SUCH JUDGMENT, EXPRESSLY WAIVING THE BENEFIT OF ALL EXEMPTION OR HOMESTEAD LAWS. BORROWER HEREBY CONSTITUTES AND APPOINTS MICHAEL CURRY, KEVIN HUENNEKENS, PETER BARRETT OR ANY ATTORNEY ACTING ON BEHALF OF HOLDER IN ANY FEDERAL COURT OR ANY STATE COURT OF RECORD IN THE UNITED STATES OF AMERICA, AS ATTORNEY-IN-FACT FOR BORROWER AND ALL PERSONS CLAIMING THROUGH OR UNDER BORROWER, TO SIGN AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN AMICABLE ACTION IN EJECTMENT FOR POSSESSION OF THE PROPERTY AND TO APPEAR FOR AND CONFESS JUDGMENT AGAINST BORROWER, AND ALL PERSONS CLAIMING UNDER OR THROUGH BORROWER, IN FAVOR OF HOLDER, FOR RECOVERY BY HOLDER OF POSSESSION THEREOF, FOR WHICH THIS NOTE, OR A COPY THEREOF VERIFIED BY AFFIDAVIT, SHALL BE SUFFICIENT WARRANT; WHEREUPON A WRIT OF POSSESSION MAY IMMEDIATELY ISSUE FOR POSSESSION OF THE PROPERTY, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER AND WITHOUT ANY STAY OF EXECUTION. HOLDER MAY BRING AN AMICABLE ACTION IN EJECTMENT AND CONFESS JUDGMENT THEREIN EITHER BEFORE OR AFTER THE INSTITUTION OF PROCEEDINGS TO FORECLOSE THIS

INSTRUMENT OR TO ENFORCE THIS NOTE OR AFTER ENTRY OF JUDGMENT THEREIN OR ON THE NOTE, OR AFTER A PUBLIC SALE OF THE PROPERTY IN WHICH HOLDER IS THE SUCCESSFUL BIDDER. THE FOREGOING AUTHORIZATION TO PURSUE PROCEEDINGS FOR OBTAINING POSSESSION OF THE PROPERTY AND CONFESSING JUDGMENT THEREIN IS AN ESSENTIAL PART OF HOLDER’S REMEDIES FOR ENFORCEMENT OF THIS NOTE AND THE DEED OF TRUST AND SHALL SURVIVE ANY FORECLOSURE SALE BY OR TO HOLDER.

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IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

TIME IS OF THE ESSENCE HEREOF.

IN WITNESS WHEREOF, Borrower has executed or caused this Note to be executed by its duly authorized representative as of the year and day first written above.

BORROWER:

REMODELERS, CREDIT CORPORATION, a Delaware corporation

By:
Print:
Its:

[EXECUTION PAGE OF COGNOVIT PROMISSORY NOTE]

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